SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

                     ___________________



   Date of Report (Date of earliest event reported) May 17, 2001
                         BICO, INC.
   (Exact name of registrant as specified in its charter)


 Pennsylvania                   0-10822                  25-1229323
(State of other jurisdiction  (Commission File Number)  (IRS Employer
  of incorporation)                                     Identification No.)


  2275 Swallow Hill Road, Bldg. 2500, Pittsburgh, Pennsylvania 15220
  (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code (412) 429-0673


     _________________________________________________________
   (Former name or former address,if changes since last report.)


Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          BICO, Inc. announced today that at its Special
          Meeting of Shareholders held May 17, 2001 the
          Company's proposal to increase the number of authorized shares was approved by an overwhelming majority of the shareholders.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial
          Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired
               - Not Applicable.
          (b)  Pro Forma Financial Information
               - Not Applicable.
          (c)  Exhibits - Press Release.

                         SIGNATURES

      Pursuant to the requirement of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BICO, INC.

                                   by  /s/   Fred E. Cooper
                                             Fred E. Cooper, CEO
DATED:  May 17, 2001



       BICO, INC. RECEIVES APPROVAL OF SHAREHOLDERS

      Pittsburgh,  PA - May 17th, 2001 - BICO, Incorporated
(OTCBB:BIKO) announced today that at its Special Meeting of Shareholders held May 17, 2001 the Company's proposal to increase the number of authorized shares was approved by an overwhelming majority of the shareholders.

      Anyone  wishing to view the meeting, which  was  also
simulcast  on  the  Internet, can visit BICO's  Website  at
www.bico.com  and follow the link to the registration  page
at   www.videonewswire.com/BICO/051701/.   This  link  will
remain active for 90 days providing access to the meeting as a whole as well as to each of the project presentations individually.

      BICO,  Incorporated  has  its  corporate  offices  in
Pittsburgh,  PA  and  is involved in  the  development  and
manufacture   of   biomedical  devices  and   environmental
products.


FOR FURTHER INFORMATION, CONTACT:
Investors                             Media
Diane McQuaide                        Susan Taylor
1.412.429.0673 phone                  1.412.429.0673 phone
1.412.279.9690 fax                    1.412.279.5041 fax

INVESTOR RELATIONS NEWSLINE NUMBER: 1.800.357.6204
WEBSITE: www.bico.com